Filed Pursuant to Rule 424(b)(3)
SEC File #333-271356

Prospectus Supplement
Dated August 14, 2023 (to Prospectus dated May 22, 2023)

1st FRANKLIN FINANCIAL CORPORATION

This Prospectus Supplement is part of, and should be read in conjunction with, the Prospectus dated May 22, 2023.

This Prospectus Supplement includes the quarterly report to investors filed as Exhibit 13 to the Quarterly Report on Form 10-Q for the three and six months ended June 30, 2023 of 1st Franklin Financial Corporation, filed with the Securities and Exchange Commission on August 14, 2023.